REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance Growth
Trust and Shareholders of Eaton Vance
Worldwide Health Sciences Fund, Eaton
Vance Greater China Growth Fund, and
Eaton Vance Asian Small Companies Fund:
In planning and performing our audit of the
financial statements of Eaton Vance
Worldwide Health Sciences Fund, Eaton
Vance Greater China Growth Fund, and
Eaton Vance Asian Small Companies Fund
(collectively the "Funds") (certain of the
funds constituting Eaton Vance Growth
Trust) (the "Trust") collectively  as of and
for the year ended August 31, 2010, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Trust's
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Trust's internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Trust is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A trust's internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.  A
trust's internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the trust; (2) provide reasonable assurance
that transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the trust are being made
only in accordance with authorizations of
management and trustees of the trust; and
(3) provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or disposition
of a trust's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a trust's annual or
interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Trust's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Trust's internal control
over financial reporting and its operation,
including controls for safeguarding securities
that we consider to be a material weakness,
as defined above, as of August 31, 2010.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Growth Trust and
the Securities and Exchange Commission
and is not intended to be and should not be
used by anyone other than these specified
parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 15, 2010